urban-gro Secures $4M Contract as Lead Design Firm for Medical Center

LAFAYETTE, Colo., February 26, 2025 – urban-gro, Inc. (NASDAQ: UGRO) ("urban-gro" or the "Company"), an integrated professional services and Design-Build firm offering solutions to multiple sectors, today announced that its architectural division has signed the first phase of a professional services agreement valued at approximately $4 million to serve as the lead designer for a new hospital located in the southeastern U.S. The project aims to bring heightened access to state-of-the-art medical care closer to home for members of the community.

With an anticipated phase one project construction value of $80 million, urban-gro will provide architectural, interior design, and project management services to the longstanding regional healthcare client. The Company anticipates recognizing the majority of the project’s revenue this year. In future phases, urban-gro will also provide this client with master planning and design services for an additional eighty acres of development.

“We look forward to utilizing our deep knowledge and understanding of the intricacies that come with healthcare design to help shape this new medical center,” said Bradley Nattrass, Chairman and CEO of urban-gro. “Our team’s innovative approach thoughtfully integrates functionality with a human-centered focus, ensuring a high quality and compassionate healthcare experience for all who interact with the space.”

About urban-gro, Inc.
urban-gro, Inc.® (Nasdaq: UGRO) is an integrated professional services and Design-Build firm. We offer value-added architectural, engineering, and construction management solutions to the Controlled Environment Agriculture ("CEA"), industrial, healthcare, and other commercial sectors. Innovation, collaboration, and creativity drive our team to provide exceptional customer experiences. With offices across North America and in Europe, we deliver Your Vision - Built. Learn more by visiting www.urban-gro.com.

Safe Harbor Statement
This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release, terms such as "will," "aims," "anticipates," "may," "look forward," "projects" and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The forward-looking statements in this press release include, without limitation, the expected magnitude and timing of revenue to be recognized from the design project described herein. These and other forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including, among others, our ability to accurately forecast revenues and costs, our ability to predict and respond to new laws and governmental regulatory actions, including delays granting licenses to clients or potential clients and delays in passage of legislation expected to benefit our clients or potential clients, risks related to adverse weather conditions, supply chain issues, rising interest rates, economic downturn or other factors that could cause delays or the cancellation of projects in our backlog or our ability to secure future projects, our ability to maintain favorable relationships with suppliers, risks associated with reliance on key customers and suppliers, our ability to attract and retain key personnel, and risks related to our information technology systems and infrastructure. A more detailed description of these and certain other factors that could affect actual results is included in the Company's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Investor Contact:
Jeff Sonnek - ICR, Inc.
(720) 730-8160
investors@urban-gro.com

Media Contact:
Barbara Graham – urban-gro, Inc.
(720) 903-1139
media@urban-gro.com
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